UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 29, 2005, AT&T Corp. first made the following edition of “AT&T Today”, its internal electronic newspaper, available to all employees.

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Additional Information.

In connection with the proposed transaction, on April 20, 2005, SBC Communications Inc. (“SBC”) filed an amended registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates” and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC’s and AT&T’s filings with SEC, which are available at the SEC’s Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

AT&T TODAY

FRIDAY, APRIL 29, 2005 – 12:15 p.m. EDT

AT&T STOCK WATCH (Thursday’s close) *** T 19.06 +.06

AT&T ANNOUNCES ***
AT&T appoints John V. Slamecka business leader in Canada, the Caribbean and Latin America
AT&T Alascom technology takes virtual clinical services to rural Alaska

AT&T AND INDUSTRY NEWS ***
Customer pleased with AT&T’s Virtual Private Network [Network World Fusion]
AT&T and SBC merger could expand research horizons [St. Louis Post-Dispatch]
AT&T offers expanded security services [Hong Kong Economic Times]
Verizon ends free Wi-Fi in NYC [Associated Press]
Comcast announces first-quarter 2005 earnings [The New York Times]

AT&T ANNOUNCES *** AT&T APPOINTS JOHN V. SLAMECKA BUSINESS LEADER IN CANADA, THE CARIBBEAN AND LATIN AMERICA – AT&T has named John Vladimir Slamecka as Vice President, AT&T Business Services for Canada, the Caribbean and the Latin American region. Effective immediately, Slamecka is assuming the responsibilities formerly held by Penny Shaffer who has retired from the company after more than 25 years of service. With an extensive background successfully managing international multicultural teams in the telecommunications industry, Slamecka brings a decisive and fresh perspective to further build the company’s business in a key region for AT&T. Slamecka is now responsible for the strategic direction and tactical management of the AT&T global resources and workforce deployed across 14 countries, including Canada, Mexico, Brazil, Chile and Argentina. Slamecka’s duties also include coordinating the AT&T Global Network interface with Alestra. Prior to assuming his new role, Slamecka managed one of the key global accounts of AT&T in the world. Before that, he held various senior management positions within AT&T and other leading telecommunications equipment providers in Latin America and Western and Eastern Europe. Slamecka is based in Coral Gables, Florida.

AT&T ALASCOM TECHNOLOGY TAKES VIRTUAL CLINICAL SERVICES TO RURAL ALASKA – Representatives from AT&T Alascom and the Alaska Psychiatric Institute (API) held a demonstration [yesterday] of innovative mental and behavioral health treatment services that are now available in parts of rural Alaska thanks to a suite of new high-tech network services. As part of the TeleBehavioral Health Program, AT&T Alascom provides API with a high bandwidth Internet Protocol (IP) network, video teleconferencing equipment and satellite connections enabling API health care providers to evaluate, diagnose and treat patients via a high-quality video teleconference. The program uses technology to extend the clinical services of the hospital to areas typically not served by itinerant mental health professionals. API currently provides TeleBehavioral Health services through sites in Galena, Ft. Yukon and Fairbanks, Alaska. Preparation is underway to provide services to residents of the area served by Mount Sanford Tribal Consortium through two clinics in Chistochina and Mentasta Lake. Plans to expand to eight additional sites are currently being developed. The technology provided by AT&T Alascom provides the capability to deliver a precise, detailed picture of the patient. This allows the physician to detect even the slightest change or variation in facial expressions, an important aspect of treatment.

For the complete news releases, go to InfoCenter@AT&T, http://infocenter.att.com/, or the AT&T Newsroom at http://www.att.com/news/.

[AT&T TODAY publishes excerpts from selected news items to inform employees about AT&T in the news worldwide. Publication of a news clip is not an endorsement of its viewpoint or accuracy. All news sources are today’s date unless otherwise noted.]

AT&T AND INDUSTRY NEWS *** CUSTOMER PLEASED WITH AT&T’S VIRTUAL PRIVATE NETWORK – [Network World Fusion, online, 4/27.] When it comes to Internet protocol virtual private network (IP VPN) services, what do you care most about? For Mitch Barlow, [chief technical officer] of United Communications Group [UCG], the answer is easy: uptime. In the five months since Barlow switched from private-line services to a managed IP VPN service from AT&T, UCG has not experienced any downtime. And the one significant problem UCG has faced — a virus-infected laptop that was sending out so much traffic that it slowed overall network performance — was quickly identified and resolved. [Barlow] adds that so far he is happy with his decision to migrate off a private network to an AT&T service based on multi-protocol label switching (MPLS) technology. Last year, UCG decided to replace its network with an IP VPN. After talking with AT&T and Sprint, UCG chose AT&T as its [Internet service provider]. Since October, AT&T has been providing UCG with MPLS-based services that link the company’s headquarters in Maryland with offices in California, Florida, Maine, Massachusetts and New Jersey. “We are comfortable and happy with our AT&T services,” Barlow says.

AT&T AND SBC MERGER COULD EXPAND RESEARCH HORIZONS – [St. Louis Post-Dispatch, online.] [David G. Belanger, chief scientist at AT&T Labs in Florham Park, N.J.] says the company’s proposed purchase by SBC [could] expand the horizons of one of the nation’s oldest and most-respected research organizations. “What we’re anticipating is the opportunity to have an impact on a much wider scope” of services, [he] said. SBC also is a service provider, but it has a bigger focus on consumer services, and it has the high-speed Internet business and a majority stake in Cingular Wireless. Cingular recently completed its purchase of AT&T Wireless, which also was formerly part of AT&T. Belanger said much of what AT&T Labs has developed for business customers is applicable to the consumer market. SBC is planning to offer Internet-based television services, for example, and the [L]abs have been working on video applications that travel over its own and businesses’ internal networks.

AT&T OFFERS EXPANDED SECURITY SERVICES – [Hong Kong Economic Times, online, 04/28.] Apart from providing virtual private network, voice over Internet protocol (VoIP), frame relay and Internet protocol security (IPSec) services, global network provider AT&T also offers services that protect and stabilize its customers’ network. According to Stanley Quintana, vice president of AT&T Managed Security Services, network security is no longer just an added-on functionality; it has become a main feature of the network. AT&T’s approach is to provide the most comprehensive security solutions possible. The company is developing its own proprietary security and anti-virus technology within its core network. [Quintana] pointed out that AT&T’s network security services incorporated well with antivirus software, as the software components were good at dealing with threats embedded in email messages, whereas AT&T’s focus was on identifying ‘native’ worms and viruses in packet form as they travel over the IP networks.

VERIZON ENDS FREE WI-FI IN NYC – [Associated Press, online, 4/28.] Verizon is turning off the free wireless Internet access it beams from New York City telephone booths for DSL [digital subscriber line] subscribers who use laptops away from home or the office. The company revealed the decision on Wednesday as its Verizon Wireless unit announced plans to accelerate the deployment of a fee-based cellular Internet service in the New York area. The free service, which will be phased out over the next two months, was provided by installing short-range Wi-Fi [wireless fidelity] transmitters in hundreds of telephone booths starting in May 2003. [W]ith Verizon Wireless spending billions to upgrade its cell network for speedier Internet connections costing up to $80 per month, the company has decided the time has come to pull the plug on the free Wi-Fi network. [Print and online coverage elsewhere.]

COMCAST ANNOUNCES FIRST-QUARTER 2005 EARNINGS – [The New York Times, online.] Comcast said yesterday that profit more than quadrupled in the first quarter as demand for its digital television and high-speed data lines grew. In the quarter ended March 31, Comcast earned $313 million, or 14 cents a share, up from $65 million, or 3 cents, in the year-earlier period. Revenue grew 9.3 percent, to $5.4 billion. Like the Bell phone companies, Comcast is benefiting from the popularity of high-speed Internet connections. Comcast added 414,000 broadband subscribers in the quarter and now has 7.4 million nationwide, the most in the industry. But unlike its rivals Cablevision and Time Warner Cable, Comcast has been slow to introduce Internet-based phone service. Comcast expects to introduce Internet phone service in 17 markets this year. [Print and online coverage elsewhere.]

YOUR TURN

QUOTE OF THE DAY – We make a living by what we get, we make a life by what we give. Sir Winston Churchill (1874-1965), British statesman

AT&T TRANSFORMATION STORY BOOKLETS: MAILING UPDATE – What happened to the AT&T Transformation Story booklets? I have asked my co-workers and no one has received one. Carrie Noess, Seattle, Wash.

[Editor’s note: Because the AT&T Transformation Story booklets were mailed at about the same time that the U.S. Postal Service was also handling a flood of April 15 tax-deadline-related mailings, the delivery of the booklets got off to a slow start. However, they are making their way through the mail system and have just started to arrive at some employees’ mailboxes. Depending on where you live or work, you should receive your booklet in the next week or so.]

THANKS TO COLLEAGUES FOR SUPPORT – Recently, my family and I suffered a terrible house fire and lost almost everything. Thankfully everyone was safe; however my six-year-old daughter lost all of her toys and both she, my 17-year-old daughter, and I lost almost all of our clothing and personal belongings. I have worked in the customer care organization for 17 years and have always considered my AT&T co-workers not only as colleagues and friends, but more like a second family. Over the past couple of weeks since the fire, this “second family” has reached out to me and my family with an overwhelming amount of kindness, concern, generosity, thoughtfulness and love. I just want to send out a heartfelt thanks to all that helped me during this devastating time in my life. I thank you for all of the gifts, thoughts and prayers. I am fortunate to work with such wonderful, generous individuals and am grateful more than words can describe. Thank you! Barbie Gillooley, Fairhaven, Mass.

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AT&T TODAY is published by AT&T Public Relations. A proprietary publication for AT&T employees, it is not intended for use by external audiences. “Your Turn” section publishes employee letters/views on business issues. The editor reserves the right to select and edit letters for publication, considering only those consistent with Our Common Bond and fostering an inclusive work environment. Opinions expressed in letters do not necessarily reflect the views of AT&T management. E-mail letters to mailto:RM-today@ems.att.com or send by fax to 908-234-8699. Your name, work location (city) and phone must be included.

AT&T TODAY also is available at InfoCenter@AT&T, http://infocenter.att.com/, which carries additional news and information.